                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549



                                ______________


                                  FORM 8-K/A


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                                ______________



Date of Report (Date of earliest event reported):  December 31, 1999



                          OPTA FOOD INGREDIENTS, INC.
            (Exact name of registrant as specified in its charter)


    Delaware                    0-19811                       04-3117634
------------------        ---------------------          ---------------------
 (State or other            (Commission File                 (IRS Employer
 jurisdiction of                 Number)                   Identification No.)
 incorporation)


                               25 Wiggins Avenue
                         Bedford, Massachusetts 01730
             ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (781) 276-5100


              Former Name, Former Address and Former Fiscal Year,
                 If Changed Since Last Report: Not Applicable

          ___________________________________________________________

                              Page 1 of 12 Pages

Item 2.  Acquisition or Disposition of Assets.

     On December 31, 1999, Opta Food Ingredients, Inc. ("Opta") acquired all of the assets of privately held Canadian Harvest of Cambridge, Minnesota from DCV, Inc., a Delaware-based holding company ("DCV"), and all of the outstanding common stock of Canadian Harvest Process Ltd. ("CHPL"), a wholly owned subsidiary of DCV, in an arms length transaction. The assets of Canadian Harvest and CHPL include manufacturing facilities in Cambridge, Minnesota and St. Thomas, Ontario and related assets. Pursuant to the Purchase and Sale Agreement between DCV and Opta dated as of December 31, 1999, Opta paid DCV $12 million for the Canadian Harvest assets and the stock of CHPL based on the historical value of the assets (exclusive of net working capital) acquired. In addition, Opta paid approximately $1.6 million for the net working capital of the purchased entities, consisting of inventory plus accounts receivable less accounts payable, as of December 31, 1999. Opta paid for this acquisition out of available cash and cash equivalents. Opta will continue the purchased entities' business of manufacturing and supplying dietary oat fiber to the food industry and will integrate this business into its own.

     A copy of the Opta press release announcing the acquisition of Canadian Harvest which was issued on January 3, 2000 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

                              Page 2 of 12 Pages

         REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Opta Food Ingredients, Inc.

     In our opinion, the accompanying combined balance sheet and related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Canadian Harvest, a division of DCV, Inc. and Canadian Harvest Process Ltd., a wholly owned subsidiary of DCV, Inc. (together "Canadian Harvest" or the "Company") at December 31, 1999 and the results of their operations and their cash flows for the year in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 22, 2000

                              Page 3 of 12 Pages

                               CANADIAN HARVEST

                            COMBINED BALANCE SHEET

                               DECEMBER 31, 1999
                     (In thousands, except per share data)

Assets
Current assets:
    Accounts receivable........................................      $ 1,029
    Inventories................................................          834
    Prepaid expenses and other current assets..................           36
                                                                     -------
        Total current assets...................................        1,899

Fixed assets, net..............................................        7,946
Patents and trademarks.........................................          210
Other assets...................................................        3,197
                                                                     -------
                                                                     $13,252
                                                                     =======
Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable...........................................          467
    Accrued expenses and other current liabilities.............          170
    Intercompany payable - DCV.................................        4,419
                                                                     -------
        Total current liabilities..............................        5,056
                                                                     -------

Stockholders' equity:
    Parent's equity interest...................................        8,196
                                                                     -------
                                                                     $13,252
                                                                     =======

 The accompanying notes are an integral part of the financial statements.

                              Page 4 of 12 Pages

                               CANADIAN HARVEST

              COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                (In thousands)


Product revenue...................................................    $7,776

Operating expenses:
    Cost of revenue...............................................     6,322
    Selling, general and administrative...........................       358
    Research and development......................................       115
                                                                      ------
                                                                       6,795
                                                                      ------
Income from operations............................................       981
    Other income..................................................         8
    Interest expense..............................................      (216)
                                                                      ------
Income before income tax expense..................................       773

Provision for income tax expense..................................       307
                                                                      ------
Net income........................................................       466

Parents' equity interest December 31, 1998........................     7,730
                                                                      ------
Parents' equity interest December 31, 1999........................    $8,196
                                                                      ======

 The accompanying notes are an integral part of the financial statements.

                              Page 5 of 12 Pages

                               CANADIAN HARVEST

                       COMBINED STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                (In thousands)

Cash flows from operating activities:
    Net income...............................................   $   466
    Adjustments to reconcile net income to
        net cash used by operating activities:
            Depreciation and amortization....................     1,601
            Changes in assets and liabilities:
                Accounts receivable..........................       (23)
                Inventories..................................       (61)
                Prepaid expenses.............................        38
                Accounts payable.............................       138
                Accrued expenses.............................        78
                Intercompany payable - DCV...................    (2,363)
                                                                -------
                     Net cash used in operating activities...      (126)
                                                                -------

Cash flows from investing activities:
    Purchases of fixed assets................................      (126)
                                                                -------
                     Net cash used in investing activities...      (126)
                                                                -------

Net decrease in cash and cash equivalents....................      (252)
Cash and cash equivalents, beginning of year.................       252
                                                                -------
Cash and cash equivalents, end of year.......................   $    --
                                                                =======

   The accompanying notes are an integral part of the financial statements.

                              Page 6 of 12 Pages

                               CANADIAN HARVEST

                         NOTES TO FINANCIAL STATEMENTS

1. Basis of Presentation

     Canadian Harvest, as presented in these financial statements, is the combination of Canadian Harvest, a division of DCV, Inc. and Canadian Harvest Process Ltd., a wholly owned subsidiary of DCV, Inc., which are both under common control. Effective December 31, 1999, Opta Food Ingredients, Inc. acquired the operating assets of the two Canadian Harvest entities, (together "Canadian Harvest").

     Historically, combined financial statements were not prepared for the two Canadian Harvest entities. The accompanying financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission. These combined financial statements are derived from the Canadian Harvest entities' historical accounting records.

2. Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

     Revenue Recognition

     Revenue from product sales is recorded upon shipment.

     Inventories

     Inventories are stated at the lower of cost or market, cost determined using the first-in, first-out method.

     Fixed Assets

     Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to fifteen years. Maintenance and repairs are charged to expense as incurred.

     Financial Instruments

     The carrying amount of Canadian Harvest's financial instruments, which include accounts receivable, accounts payable and accrued expenses, approximates their fair value at December 31, 1999.

     Research and Development Expenses

     Research and development costs are expensed as incurred.

     Income Taxes

     The Canadian Harvest entities have an informal tax sharing agreement with the former parent in which tax expense is allocated to the Canadian Harvest entities directly by the parent. Taxes payable is included in the intercompany - DCV account in the accompanying financial statements.

                              Page 7 of 12 Pages

3. Inventories

     Inventories consist of the following (in thousands):

     Raw materials                               $ 123
     Finished goods                                711
                                                 -----
                                                 $ 834
                                                 =====

4. Fixed Assets

     Fixed assets consist of the following (in thousands):


                                  Useful life
                                   in years
                                  -----------

        Land and land improvements              $  462
        Buildings                      15        1,892
        Autos                           4          202
        Machinery and equipment       5-7        9,570
        Office equipment              3-7          135
                                                ------
                                                12,261
        Less accumulated depreciation
          and amortization                       4,315
                                                ------
                                                $7,946
                                                ======

     Depreciation expense for the year ended December 31, 1999 was $1,601,000.

5. Acquisition by Opta Food Ingredients, Inc.

     On December 31, 1999, Opta Food Ingredients, Inc. ("Opta") purchased all of the assets of privately held Canadian Harvest of Cambridge, Minnesota from DCV, Inc., a Delaware-based holding company ("DCV"), and all of the outstanding common stock of Canadian Harvest Process Ltd. ("CHPL"), a wholly owned subsidiary of DCV. The assets of Canadian Harvest and CHPL include manufacturing facilities in Cambridge, Minnesota and St. Thomas, Ontario and related assets. Pursuant to the Purchase and Sale Agreement between DCV and Opta dated as of December 31, 1999, Opta paid DCV $12 million for the long term Canadian Harvest assets and the stock of CHPL based on the historical value of the assets acquired. In addition, Opta paid approximately $1.6 million for the net working capital of the purchased entities, consisting of inventory plus accounts receivable less accounts payable and accrued expenses, as of December 31, 1999.

                              Page 8 of 12 Pages

(b)  Pro forma financial information.

     Unaudited Pro Forma Financial Information

     The accompanying unaudited proforma combined financial statements are presented as if Opta Food Ingredients and Canadian Harvest had been operating as a combined entity. The unaudited pro forma combined balance sheet as of December 31, 1999 presents the financial position of Opta Food Ingredients assuming the acquisition had occurred on December 31, 1999. The unaudited pro forma combined statement of income presents the results of operations of Opta Food Ingredients assuming the acquisition had occurred on January 1, 1999. All material adjustments to reflect the acquisition are set forth in the column "Pro Forma Adjustments."

     The pro forma data is for informational purposes only and may not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had Opta Food Ingredients and Canadian Harvest been operating as a combined entity for the specified period. The unaudited proforma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of Opta Food Ingredients.

                         UNAUDITED PRO FORMA COMBINED
                                 BALANCE SHEET
                               DECEMBER 31, 1999
                                (In thousands)

                                                                           Historical
                                                                --------------------------
                                                                 Opta Food        Canadian      Pro Forma        Pro Forma
                                                                Ingredeints       Harvest      Adjustments        Combined
                                                                -----------       --------     -----------       ---------
Assets
Current assets:
     Cash and cash equivalents...........................           $16,237         $    --       $(13,659) (b)   $  2,578
     Short term investments..............................            10,004              --             --          10,004
     Accounts receivable, net............................             2,831           1,029             67  (b)      3,927
     Inventories, net....................................             3,744             834            100  (b)      4,678
     Prepaid expenses and other current assets...........               546              36            (36) (a)        546
                                                                    -------         -------       --------        --------
               Total current assets......................            33,362           1,899        (13,528)         21,733

Fixed assets, net........................................            12,030           7,946          3,844  (b)     23,820
Goodwill, net............................................             1,549              --             --           1,549
Patents and trademarks, net..............................               482             210           (100) (b)        592
Other assets.............................................                45           3,197         (3,197) (a)        121
                                                                                                        76  (b)
                                                                    -------         -------       --------        --------
                                                                    $47,468         $13,252       $(12,905)       $ 47,815
                                                                    =======         =======       ========        ========
Liabilities and Stockholders' Equity
Current liabilities:
     Current portion of long term debt...................               394              --             --             394
     Accounts payable....................................             1,608             467           (203) (a)      1,872
     Accrued expenses....................................             1,197             170            (87) (a)      1,280
     Intercompany payables...............................                --           4,419         (4,419) (a)         --
                                                                    -------         -------       --------        --------
               Total current liabilities.................             3,199           5,056         (4,709)          3,546
                                                                    -------         -------       --------        --------

Long term debt...........................................             2,733              --             --           2,733

Stockholders' equity:
     Common stock........................................               111              --             --             111
     Additional paid in capital..........................            79,807              --             --          79,807
     Retained earnings (deficit).........................           (37,938)          8,196         (8,196) (a)    (37,938)
     Treasury stock......................................              (444)             --             --            (444)
                                                                    -------         -------       --------        --------
                                                                     41,536           8,196         (8,196)         41,536

                                                                    $47,468         $13,252       $(12,905)       $ 47,815
                                                                    =======         =======       ========        ========

                              Page 9 of 12 Pages

                    UNAUDITED PRO FORMA COMBINED STATEMENT
                OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1999
                   (In thousands, except per share amounts)

                                                                          Historical
                                                                -------------------------
                                                                 Opta Food       Canadian      Pro Forma      Pro Forma
                                                                Ingredeints      Harvest      Adjustments      Combined
                                                                -----------      --------     -----------     ---------
Product revenue...........................................          $19,289       $ 7,776         $    --       $27,065

Operating expenses:
     Cost of revenue......................................           12,408         6,322              --        18,730
     Selling, general and administrative..................            4,553           358              --         4,911
     Research and development.............................            3,275           115              --         3,390
     Restructuring........................................              350            --              --           350
                                                                    -------       -------         -------       -------
                                                                     20,586         6,795              --        27,381
                                                                    -------       -------         -------       -------
Income (loss) from operations.............................           (1,297)          981              --          (316)

Interest income...........................................            1,344            --            (642) (c)      702
Interest expense..........................................             (262)         (216)             --          (478)
Other income, net.........................................               58             8              --            66
                                                                    -------       -------         -------       -------
Income (loss) before income tax expense...................             (157)          773            (642)          (26)

Provision for income tax expense..........................               --           307            (307) (d)       --
                                                                    -------       -------         -------       -------
Net income (loss).........................................          $  (157)      $   466         $  (335)      $   (26)
                                                                    =======       =======         =======       =======
Basic and diluted loss per share..........................          $ (0.01)                                    $ (0.00)

Weighted average shares outstanding -
      basic and diluted...................................           11,031                                      11,031

Pro Forma Adjustments
       (a) To eliminate the Canadian Harvest entities' assets, liabilities and equity not relating to the business acquired in the acquisition of Canadian Harvest.

       (b) To reflect the tentative purchase price as if the acquisition had occurred on January 1, 1999. The company intends to have an independent appraisal completed on the assets acquired. The purchase price was allocated based on the estimated fair values at the date of the acquisition, as follows:

                         Property, plant and equipment    $11,790
                         Intangibles                          110
                         Accounts receivable                1,096
                         Inventory                            934
                         Accounts payable                     263
                         Accrued expenses                      83
                         Transaction costs                     75
                                                          -------
                                                Total     $13,659
                                                          =======

       (c) To reflect adjustment of interest income for cash used as if the purchase had occurred on January 1, 1999 with out regard to the positive cash flow generated from the operations of Canadian Harvest during 1999.

       (d) To decrease provision for income tax expense based on Opta Food Ingredients' net operating loss carryforwards.

                              Page 10 of 12 Pages

(c)  Exhibits.

     2.1 Purchase and Sale Agreement Between DCV, Inc., as Seller, and Opta Food Ingredients, Inc., as Buyer, Dated as of December 30, 1999.*

     99.1 Press Release of the Registrant, dated January 3, 2000.*

                              Page 11 of 12 Pages


* Filed as an exhibit to Opta's Form 8-K filed with the Securities and Exchange Commission on Janury 18, 2000.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    OPTA FOOD INGREDIENTS, INC.
                                    (Registrant)



Date:  March 17, 2000               /s/ Scott A. Kumf
                                    ----------------------------------
                                       Scott A. Kumf, Chief Financial Officer,
                                       Vice President Administration and
                                       Treasurer

                              Page 12 of 12 Pages